Exhibit 99
ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE

Contact:	Victor M. Perez, CFO Allis-Chalmers Energy 713-369-0550

FOR IMMEDIATE RELEASE
Lisa Elliott, Sr. VP
DRG&E/ 713-529-6600

ALLIS-CHALMERS ENERGY ANNOUNCES AGREEMENT TO ACQUIRE
DLS DRILLING LOGISTICS AND SERVICES CORPORATION
HOUSTON, TEXAS, April 28, 2006 — Allis-Chalmers Energy Inc. (AMEX: ALY), Bridas International Holdings Limited, Bridas Central Company Limited and Associated Petroleum Investors Limited (Bridas Group) announced today the execution of a stock purchase agreement for Allis-Chalmers to acquire all of the outstanding capital stock of DLS Drilling Logistics and Services Corporation (DLS), a Latin American drilling, workover, pulling and other oil and gas field services business from the Bridas Group. Upon the closing of this transaction the Bridas group of companies expect to make significant contributions to Allis-Chalmers Energy Inc. and will have the right to nominate two members to its Board of Directors.
     The purchase agreement provides that the consideration for the DLS stock will consist of cash in the amount of US $102.4 million and 2.5 million shares of Allis-Chalmers’ common stock. Allis-Chalmers’ obligations under the agreement are subject to obtaining equity and debt financing necessary to complete the acquisition.
     DLS, a privately held British Virgin Island (BVI) company headquartered in Buenos Aires, is a major provider of services for drilling, workover/completion and repair of oil and gas wells in Argentina and Bolivia. With over 1,500 employees, DLS currently operates a fleet of 51 rigs, including 21 drilling rigs, 18 workover rigs and 12 pulling rigs in all major basins in Argentina and Bolivia. DLS also offers other oilfield services such as drilling and completion fluids. Currently the largest customer of DLS is PanAmerican Energy, an exploration & production company that is owned by both British Petroleum and the Bridas Group.

     For the fiscal year ending December 31, 2005, DLS had revenues of US $130.0 million, net income of US $6.6 million and EBITDA of US $22.7 million. Based on unaudited, internal financial statements, DLS’s results for the twelve months ended March 31, 2006, included revenues of US $139.2 million, net income of US $10.0 million and EBITDA of US $25.7 million. For the first quarter ended March 31, 2006, DLS revenues were US $38.8 million, net income was US $4.0 million and EBITDA was US $7.7 million. As of March 31, 2006, DLS had net working capital of US $11.2 million. The fair market value of the fixed assets based on a third party appraisal, is estimated to be approximately US $180 million which compares favorably to the net book value at March 31, 2006 of US $109.3 million. The financial statements as of March 31, 2006 have not been audited and are the internal financial statements of DLS. EBITDA is a non-GAAP item, and additional information and discussion regarding EBITDA is provided later in this release.
     Micki Hidayatallah, Allis-Chalmers Chairman and Chief Executive Officer stated, “We are extremely excited at the prospect of DLS being our platform entry into international drilling, workover and production operations. We believe that the ability to offer drilling rigs is very important in the international marketplace and is the lead in to provide the other services we offer. We expect this transaction to further diversify our business mix by balancing our predominately natural gas based operations in the United States with primarily oil based drilling operations in Argentina. We also anticipate that the integration of DLS operations into Allis-Chalmers will significantly expand our geographic footprint and increase our menu of service offerings. DLS has 40 years of experience in oilfield services worldwide and we expect to accelerate our ability to offer our directional drilling, production services, underbalanced drilling, casing and tubing installation and rental fleet to our customers on an international basis. DLS management has a strong reputation for maintaining a high quality fleet of assets and highly skilled operators. We believe that we can leverage this reputation to increase market penetration with all our services in both Argentina and Bolivia at a time when oil prices are at an all time high and global exploration and production spending is expected to increase significantly.”
     Mr. Alejandro Bulgheroni, Deputy Chairman of Bridas Corporation added, “We believe this strategic alliance with Allis-Chalmers, once consummated, will enable the newly combined operations to benefit from DLS and the Bridas Group’s long standing oil and gas activities in Latin America, Central Asia, Russia and the Middle East.”

     RBC Capital Markets acted as exclusive financial advisor to Allis-Chalmers and also rendered a fairness opinion to the board of directors of the Company. Simmons & Company International advised the Bridas Group.
About Allis-Chalmers
     Allis-Chalmers Energy Inc., headquartered in Houston, Texas, provides a variety of products and services to the oil and natural gas industry. Through our subsidiaries, we are engaged in providing specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells, directional and horizontal drilling services, compressed air drilling services, services to enhance production through the installation of small diameter coiled tubing through which chemicals are injected into producing wells, workover services with coiled tubing units and the rental of specialized tools for drilling, completing and workover operations. We operate in Texas, Louisiana, New Mexico, Colorado, Oklahoma, the Gulf of Mexico and Mexico.
Forward- Looking Statements
     This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
     Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, Allis-Chalmers’ ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may affect Allis-Chalmers are set forth in Allis-Chalmers’ most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in Allis-Chalmers’ other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

(1) ALLIS-CHALMERS ENERGY REGULATION G RECONCILIATION
Use of EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. We define EBITDA accordingly for the purposes of this press release. However, EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA is useful to an investor in evaluating our operating performance because:
• it is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
• it helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and
• it is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.
There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.
Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.
Reconciliation of EBITDA to GAAP Net Income Before Income Taxes
($ in millions)

	12 Months Ended		3 Months Ended
	12/31/05	3/31/06	3/31/06

Net Income (loss)	$6.60	$10.00	$4.00
Interest expense, net	5.40	6.00	1.70
Income taxes	1.30	(0.50)	(0.90)
Depreciation and amortization	9.40	10.20	2.90

EBITDA	$22.70	$25.70	$7.70
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